UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 27, 2011

NYXIO TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	333-137160	98-0501477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2156 NE Broadway Portland, Oregon	97232
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 855-436-6996

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Officer & Director Appointment - Mr. David Dabau

On July 27, 2011, the Board of Directors (“Board”) of Nyxio Technologies Corporation (the “Company”) appointed Mr. David Dabau to serve as the Company’s Chief Operating Officer effective immediately.  Also effective July 27, 2011, the Company’s Board appointed Mr. Dabau as a member of the Board.  It is contemplated that Mr. Dabau may serve on certain committees of the Company’s Board, but no such committee appointments have been made at this time.  Mr. Dabau is currently the Chief Operations Officer of Nyxio Technologies, Inc. (“Nyxio-OR”), the Company’s wholly-owned subsidiary, a position he has held since 2010.  Other than the foregoing, there is no arrangement or understanding pursuant to which Mr. Dabau was appointed as a member of the Company’s Board or as Chief Operating Officer.  Mr. Dabau has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.  The Company’s Board is now comprised of Mr. John J. Lennon, Mr. Giorgio Johnson and Mr. David Dabau.

On July 27, 2011, the Company issued a press release regarding Mr. Dabau’s appointment as Chief Operating Officer.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Professional History

Mr. Dabau’s broad industry expertise includes manufacturing, purchasing, materials management and financial operations.  Mr. Dabau is currently the Chief Operations Officer of Nyxio-OR, a position he has held since 2010.   Prior to his engagement with Nyxio-OR, Mr. Dabau spent four years (2006 to 2010) as Chief Operations Officer at S2 Automation, LLC in Rio Rancho, New Mexico, where he performed several key operational functions for a global provider of automation systems engineering, manufacturing and project management.  From 2004 to 2006, Mr. Dabau was Senior Project Manager at Daifuku America Corporation in Salt Lake City, Utah, where he was responsible for a multitude of projects in semiconductor manufacturing.  He also gained experience in the medical imaging field in the western U.S., Mexico and Korea while serving as a regional Project Manager for CTI Molecular Imaging from 2003 to 2004.  Further, from 1994 to 2003, Mr. Dabau was a Shift Manager and Senior Implementation Manager for Brooks-PRI Automation, Inc. where he was involved with various global AMHS projects in Korea, Taiwan, SE Asia, Israel and Europe.

Mr.  Dabau received a Bachelor of Science in Business Management from the University of Phoenix and holds a project management professional certification (PMP) from the Project Management Institute.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release dated July 27, 2011

The information set forth in Exhibit 99.1 to this Form 8-K attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report constitute “forward-looking statements” defined by federal law.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYXIO TECHNOLOGIES CORPORATION

Date: August 1, 2011	By:	/s/ Mirjam Metcalf
Mirjam Metcalf
Chief Financial Officer